Exhibit 99.1

BRE Properties, Inc. Company Outlook Third Quarter 2003

BRE/NYSE San Francisco, CA REIT Multifamily/Apartments Western U.S. $2.9 billion 86 / 24,265 Public Listing Corporate Location Corporate Structure Asset Class Geographic Region Total Market Capitalization # Operating Properties/Units BRE Properties, Inc.

Total Units        % NOI 41% 31% 16% 12% 9-30-03 22,657 488 1,120 24,265 # Units 8,540 5,644 5,324 3,149 Directly Owned Joint Ventures Development Pipeline Southern California Northern California Mountain/Desert Pacific Northwest BRE Properties, Inc. Portfolio Markets Western

% NOI 20% 21% 22% 9% 12% 7% 5% 4% 100% # Units 4,829 3,711 3,488 2,156 3,149 2,440 1,620 1,264 22,657 # Properties 16 13 10 9 13 7 5 4 77 Western Metro Markets Market California L.A./Orange Co. San Diego San Francisco Sacramento Pacific Northwest Seattle Mountain/Desert Phoenix Denver Salt Lake City Total

Clear, direct strategy Research-based investment approach Consistent operating performance Strong financial position Alignment with Shareholder interests Differentiating Factors

West is Best

- Western concentration: A business risk we choose to exploit
  - Favorable long-term fundamentals: economic base, quality of life and chronic housing shortage
  - Propensity to rent 40% vs. national 30%
  - Resident base of young adults and Empty Nesters prefers to rent and live in the West
  - Develop in So. California: no question about long-term demand

Gross State Product Exceeds $1 trillion Source: Economy.com, U.S. Census California: 5th Largest Global Economic Power Population 12.3% of total U.S. population today 19% of U.S. population growth through 2007 Adds 479,000 people per year Employment 11% of total U.S. employment today 13% of U.S. employment growth through 2008 Adds 262,000 new jobs per year

55 to 75 Years Old 51.2 63.4 12.2 23.8% 31 to 54 Years Old 101.7 100.7 -1.0 -1.0% 19 to 30 Years Old 46.1 50.8 4.7 10.2% Net Change        % Change Source: U.S. Census, Economy.com. U.S. Population Projections In millions 2003 2010

Affordability 19% 40% 20% 28% 22% 40% 60% 45% 62% Single Family $572,000 248,000 430,000 359,000 496,000 276,000 153,000 238,000 168,000 2003 Median Price        % of Inventory 2.0% 2.2% 3.1% 1.1% 1.5% 1.8% 2.2% 1.2% 1.4% Annual M.F. Adj. Permits 7,815 2,325 6,020 8,440 2,985 3,500 1,555 3,370 3,740 Housing in Western U.S. Markets San Francisco Sacramento San Diego Los Angeles Orange Co. Seattle Salt Lake City Denver Phoenix

Costs Incurred $103MM ‘06 Est. Costs $235MM # Units 1,120 6 6 sites representing 2,350 units Est. costs $510MM Construction starts ‘04 –Current development properties # Properties Properties in entitlement Development program key to 5-year plan Development Pipeline

Target 50% 40% 12% 12% 40%—30%—8%—8% - 14% average annual growth rate 3Q03 41% 31% 16% 12% Gross revenue $450 million NOI target levels by market Region Southern CA Northern CA Mountain/Desert Pacific NW BRE 5-Year Plan

starts targets markets annual construction posture – acquisitions California Plan drivers new dispositions parameters net-buyer low-growth million million million into 5-Year down Recycle $250 $100 $50 Maintain Sell Investment Disposition BRE

6.25% 6.50% 6.25% 7.25% 7.25% 8.25% 7.50% 8.00% 6.75% Current Cap Rates 6.00%—6.25%—6.00%—6.75%—6.75%—7.75%—7.00%—7.75%—6.50% -Outlook Overweight Overweight Neutral/Overweight Neutral Neutral Neutral Underweight Underweight Weighted Average Market Targets Market California L.A./Orange Co. San Diego San Francisco Sacramento Pacific Northwest Seattle Mountain/Desert Denver Phoenix Salt Lake City

hubs levels entertainment level level affordability inventory income & jobs of transportation retail & jobs, family        % to to base Jobs, Single Permits Job Access Access Macro/market Micro/submarket Investment/Research Considerations

7-Yr Avg. 4% 6% 7% 2% 0% 4% 1% -1% 4% 1% 5% S-S Revenue Growth YTD 2003 -10% 1% 5% -6% -7% -2% -5% -10% -4% 1% -6% 7-Yr Avg. 96% 97% 96% 96% 95% 96% 94% 96% 96% Avg. Occupancy 3Q 03 94% 96% 96% 93% 93% 96% 95% 95% 95% Same-store expense growth Same-store NOI growth Operating Performance San Francisco San Diego L.A./Orange Co. Seattle Phoenix Sacramento Salt Lake City Denver

90% 85% 80% 75% 70% 65% 60% 55% 50% $1.95 2003E $1.95 2002 Payout Ratio $1.86 2001 $1.70 2000 Dividends Per Share $1.56 1999 Dividends Per Share & Coverage $2.50 $2.00 $1.50 $1.00 $0.50 $0.00

4.0 3.0 2.0 1.0 0.0 2003E 2002 Secured Debt to Assets Fixed Charge Coverage 2001 2000 Debt/Total Mkt Cap Interest Coverage 1999 Credit Profile 60% 50% 40% 30% 20% 10% 0%

Peer Group 42% 5.5% 28% 2.9x 2.3x 84% 111% BRE 39% 4.4% 11% 3.1x 2.6x 82% 90% Cap Secured Debt to Total Assets * Peer Group represents 10 largest Apt. REITs as of 9-30-03. Peer Group Comparison Debt to Total Mkt Preferred Stock to Total Mkt Cap Interest Coverage Fixed Charge Coverage FFO Payout Ratio AFFO Payout Ratio

$411,275 Thereafter $167,428 2009 $120,591 2008 $213,113 2007 $14,061 2006 $52,993 2005 $17,430 2004 $569 2003 Debt Maturities Excludes Line of Credit, maturing April 2006. ($000s) $70,000 $60,000 $50,000 $40,000 $30,000 $20,000 $10,000 $0

$32.79 level “National-Norm” Estimates 7.0% market at factors Value estimate rate above rates cap cap Asset disclosed bps estimates range differentiating Portfolio 50-75 Wide Assume No BRE “Street” Net

$2.45 Guidance $2.29 capital to 6% redemption & $2.35 1% driver 2003 2002 down +/- the FFO flat and from NOI preferred acquisitions guidance NOI NOI position 2004 $0.51 12% for of buyer FFO Down Same-store Charge Timing Same-store Development Net 4Q’03 2004 2003 have others Risks focusregions supply-constrained & inoutperformed includes: sheet execution Westernother REITs strategy management is Reward have equation balance with Unique variable Strong Disciplined REITsoutperformed Multifamilymarkets Reward Risk Future

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this presentation contains forward-looking statements regarding Company and property performance, and is based on the Company’s current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, competitive factors specific to markets in which BRE operates, legislative or other regulatory decisions, future interest rate levels or capital markets conditions. The Company assumes no liability to update this information. For more details, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K/A and quarterly reports on Form 10-Q.

BRE Properties, Inc. Exhibit A

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE's definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is based on NAREIT's current definition and is calculated by BRE as net income computed in accordance with GAAP, excluding gains or losses from sales of investments, plus depreciation, and after adjustments for unconsolidated joint ventures and minority interests convertible to common shares. We consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT because, by excluding gains or losses and depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. Below is a reconciliation of net income available to common shareholders to FFO:

	Quarter ended 09/30/2003	Quarter ended 09/30/2002
Net income available to common shareholders	$6,720	$22,389
Depreciation from continuing operations	13,381	11,606
Depreciation from discontinued operations	—	741
Minority interests	823	960
Depreciation from unconsolidated entities	282	302
Net (gain) on investments	—	(4,862)
Less: Minority interests not convertible to common	(243)	(172)

Funds from operations	$20,963	$30,964

Non-recurring legal charge	7,305	—

Funds from operations, excluding legal charge	$28,268	$30,964
Average shares outstanding—diluted	48,220	47,860
Net income per common share—diluted	$0.14	$0.48

FFO per common share—diluted	$0.43	$0.65

FFO per common share, excluding legal charge—diluted	$0.59	$0.65

The company believes FFO per share estimates for fourth quarter 2003 and 2003 should be $0.50 to $0.52 and $2.28 to $2.30, respectively. Correspondingly, EPS estimates for fourth quarter 2003 and 2003 should be $0.26 to $0.28 and $1.53 to $1.55, respectively. 2004 FFO guidance is in a range of $2.35 to $2.45. 2004 EPS guidance is in a range of $1.35 to $1.45, which includes gains on sales associated with property dispositions.

Adjusted Funds from Operations (AFFO)

AFFO represents funds from operations less recurring value retention capital expenditures. We consider AFFO to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO, it captures real estate performance by excluding gains or losses on investments and depreciation. AFFO also reflects that capital expenditures are necessary to maintain the associated real estate assets. Below is a reconciliation of net income available to common shareholders to AFFO:

	Quarter ended 09/30/2003	Quarter ended 09/30/2002
Net income available to common shareholders	$6,720	$22,389
Depreciation from continuing operations	13,381	11,606
Depreciation from discontinued operations	—	741
Minority interests	823	960
Depreciation from unconsolidated entities	282	302
Net (gain) on investments	—	(4,862)
Less: Minority interests not convertible to common	(243)	(172)
Less: Capital expenditures	(2,577)	(2,406)

Adjusted funds from operations	$18,386	$28,558

Non-recurring legal charge	7,305	—

Adjusted funds from operations, excluding legal charge	$25,691	$28,558

Average shares outstanding diluted	48,220	47,860
Net income per common share—diluted	$0.14	$0.48

AFFO per common share—diluted	$0.38	$0.60

AFFO per common share, excluding legal charge—diluted	$0.53	$0.60

1

BRE Properties, Inc.Exhibit A, continued

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

Net Operating Income (NOI)

NOI is defined as total revenues less real estate expenses (including such items as repairs and maintenance, payroll, utilities, property taxes and insurance, advertising and management fees.) We consider NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio at the property level and is used to make decisions about resource allocations and assessing regional property level performance. Below is a reconciliation of net income available to common shareholders to net operating income:

	Quarter ended 09/30/2003	Quarter ended 09/30/2002
Net income available to common shareholders	$6,720	$22,389
Interest	14,895	14,454
Depreciation	13,381	12,347
Minority interests	823	960
Net (gain) on investments	—	(4,862)
Dividends on preferred stock	2,657	2,657
General and administrative expense	2,201	2,976
Non-recurring legal charge	7,305	—

NOI	$47,982	$50,921

2